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================================================================================

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

KANSAS PUBLIC EMPLOYEES                       )
RETIREMENT SYSTEM, on behalf of               )
itself and all others similarly situated, and )
derivatively on behalf of Digex, Inc.,        )
                                              )
          Plaintiffs,                         )
                                              )
     v.                                       )   C.A. NO. 18390
                                              )
INTERMEDIA COMMUNICATIONS,                    )
INC., JOHN C. BAKER, PHILLIP A.               )
CAMPBELL, GEORGE F. KNAPP,                    )   CLASS ACTION AND DERIVATIVE
ROBERT M. MANNING, DAVID C.                   )   COMPLAINT
RUBERG, AND MARK K. SHULL,                    )
                                              )
          Defendants,                         )
                                              )
     and                                      )
                                              )
DIGEX, INC.,                                  )
                                              )
          Nominal Defendant.                  )
----------------------------------------------


                                   COMPLAINT

     Plaintiff Kansas Public Employees Retirement System ("KPERS"), for its complaint against the Defendants, makes the following allegations upon information and belief, except as to allegations relating to itself, which it makes upon personal knowledge.

                             SUMMARY OF THE ACTION

     1. This is a class and shareholder derivative action brought on behalf of Digex, Incorporated ("Digex") and its minority shareholders against Intermedia Communications, Inc. ("ICI"), the majority shareholder of Digex, and six (6) members of Digex's Board of Directors

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(the "Individual Defendants") who have favored the interests of ICI over the interests of Digex and its minority shareholders in connection with a proposed merger between ICI and WorldCom, Inc. ("WorldCom"). Collectively ICI and the Individual Defendants are referred to as "Defendants."

     2. On September 1, 2000, ICI entered into a merger agreement with WorldCom (the "Transaction"). The purpose of the Transaction from the perspective of WorldCom is not to acquire ICI, but to acquire Digex. The ICI and Digex Boards approved the Transaction, even though there reportedly were several bids outstanding for Digex, one of which is reported to value Digex at $120 per share, or more than double the stock price on September 19, 2000, the day immediately preceding the filing of this Complaint. The public shareholders of Digex receive nothing in the Transaction.

     3. By entering into the transaction, the Defendants breached their fiduciary duty to the non-ICI Digex shareholders and caused ICI to usurp a corporate opportunity properly belonging to Digex. Further, the Board of Directors of Digex improperly waived the protections afforded Digex's minority shareholders by Section 203 of the DGCL, even though a Special Committee of the Digex Board had voted not to waive Section 203. Unless the Transaction is enjoined, Digex's non-ICI shareholders will be deprived of the substantial premium that a sale of Digex would provide and, instead, ICI and its shareholders will improperly appropriate the premium properly belonging to Digex's shareholders. Further, WorldCom will effectively acquire Digex at a steeply discounted price.


                                  THE PARTIES

     4. Plaintiff KPERS owns, and owned at all relevant times (including the time of the actions of which KPERS complains), shares of Class A common stock of Digex. KPERS is an

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umbrella organization for three pension groups providing retirement, disability, and survivor benefits for Kansas public servants and their beneficiaries: the Kansas Public Employees Retirement System, the Kansas Police and Firemen's Retirement System, and the Kansas Retirement System for Judges.

     5. Defendant ICI, a Delaware corporation, was founded in 1987, and provides an array of integrated communications services, including voice and data services such as local and long distance, Internet connectivity, and advanced network access services. ICI's principal executive offices are located at One Intermedia Way, Tampa, Florida 33647-1752. ICI owns approximately 54 percent of Digex's equity interest and 94 percent of Digex's voting interest.

     6. Nominal Defendant Digex is a Delaware corporation with its principal offices at One Digex Plaza, Beltsville, Maryland 20705. Digex provides Web and application hosting solutions designed exclusively for businesses that have Internet requirements tied to critical business objectives. Digex provides Web and application hosting solutions for hundreds of e-businesses, from W.W. Grainger (distributor extranet) to Forbes (online publishing).

     7. Defendant David C. Ruberg ("Ruberg") is the Chairman of ICI's Board of Directors and is ICI's President and Chief Executive Officer. Ruberg also is the Chairman of Digex's Board of Directors.

     8. Defendant John C. Baker ("Baker") is a Director of ICI and a Director of Digex.

     9. Defendant Phillip A. Campbell ("Campbell") is a Director of ICI and a Director of Digex.

     10. Defendant George F. Knapp ("Knapp") is a Director of ICI and a Director of Digex.


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     11.  Defendant Robert M. Manning ("Manning") is a Director of Digex and the
Chief Financial Officer of ICI.

     12. Defendant Mark K. Shull ("Shull") is a Director, President, and Chief Executive Officer of Digex. Shull, Manning, Knapp, Campbell, Baker, and Ruberg collectively are referred to herein as the "Individual Defendants."

     13. Non-defendant co-conspirator WorldCom is a Georgia corporation with its executive offices located at 500 Clinton Center Drive, Clinton, Mississippi 39056.

     14. Non-defendants Jack Reich ("Reich") and Richard Jalkut ("Jalkut") are members of the Board of Directors of Digex. Jalkut and Reich are the only two members of the Digex Board who are not Officers or Directors of ICI or Officers of Digex. As such, they were named to a special committee of the Board of Digex ("Special Committee") to protect the rights of Digex's minority shareholders. In furtherance of their fiduciary duty to the minority shareholders, Jalkut and Reich voted against a key portion of the proposed Transaction. After the Special Committee rejected the key portion of the Transaction, the other Digex Directors, in violation of their fiduciary duty to the minority shareholders of Digex, overruled the Special Committee and voted to approve all aspects of the Transaction.


                            CLASS ACTION ALLEGATIONS

     15. KPERS brings this action pursuant to Rule 23 of the Rules of the Court of Chancery on behalf of itself and all other persons owning Digex Class A common stock (the "Class"). Excluded from the Class are the Defendants, as well as their affiliates and assigns.

     16.  This action is properly maintainable as a class action.

     17. The class is so numerous that joinder of all members is impracticable. As of April 6, 2000, there were more than 24 million shares of Digex Class A shares of common stock


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that are held by individuals and entities too numerous to bring separate actions. It is reasonable to assume that holders of the Class A stock are geographically dispersed throughout the United States.

     18. There are questions of law and fact that are common to the Class and that predominate over questions affecting any individual class member. The common questions include, inter alia, the following:

            i. whether Defendants breached their fiduciary and other common law duties owed by them to Digex and to the members of the Class in voting to waive the application of Section 203 of the DGCL to any future combination of Digex and WorldCom;

           ii. whether Defendants breached their fiduciary and other common law duties owed by them to Digex and to the members of the Class by appropriating for ICI a corporate business opportunity properly belonging to Digex, i.e., the opportunity to sell Digex's shares at a premium in a merger or other transaction with WorldCom or another entity.

          iii. whether Plaintiff and the other members of the Class will be irreparably damaged if the merger between WorldCom and ICI is consummated.

     19. KPERS is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. KPERS's claims are typical of the claims of the other members of the Class. Accordingly, KPERS is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

     20. KPERS anticipates that there will be no difficulty in the management of this litigation as a class action.

     21. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

     22. The prosecution of separate actions would create the risk of:



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          a.        inconsistent or varying adjudications which would establish incompatible standards for conduct of the Defendants; and/or

          b. adjudications which would as a practical matter be dispositive of the interests of other members of the Class.

                               FACTUAL BACKGROUND

     A.    BACKGROUND ON ICI AND DIGEX

     23. Digex was founded in 1996, and ICI acquired a controlling interest in Digex in July 1997. On August 4, 1999, Digex sold 11,500,000 shares of Class A common stock in its initial public offering. On February 16, 2000, Digex completed a public offering of 12,650,000 shares of Class A common stock. Digex sold 2,000,000 shares of Class A common and ICI sold 10,650,000 shares of Digex Class B common stock, which converted to Class A common at the closing of the offering.

     24. Since 1996, Digex stock has significantly outperformed ICI. Digex grew at an annual compound rate of 177 percent between 1996 and 1999. Its stock performance has mirrored its economic performance. Over the last year, Digex stock price increased by more than two and one-half times, rising from $32.50 per share on September 1, 1999 to more than $84 per share on September 1, 2000. ICI stock by contrast, fell more than 13 percent over the same period, from $26.50 per share on September 1, 1999, to just under $23 per share on September 1, 2000.

     B.    POTENTIAL SALE OF DIGEX

     25. In July 2000, ICI announced that it had retained Bear, Stearns & Co. to explore strategic options, including a sale of Digex.

     26. By the end of August 2000, published reports indicate that ICI had received a number of bids for Digex. The Wall Street Journal reported on September 8, 2000, that,



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according to people close to ICI and Digex, Exodus Communications, Inc.
("Exodus") offered $120 a share for Digex. This represents a premium of nearly 50 percent over Digex's share price on September 1, 2000, and over a 100 percent premium to today's share price. It was reported that two or three other opportunities for a sale of Digex or both Digex and ICI were presented to ICI.

     C.   THE TRANSACTION

     27. WorldCom approached the Individual Defendants about a possible transaction which included the purchase of Digex. The Individual Defendants rejected WorldCom's offer but suggested that WorldCom should buy ICI and thereby gain control of Digex. ICI and the Individual Defendants usurped a corporate opportunity belonging to Digex, which came to the Individual Defendants' attention solely because of their position as directors of Digex.

     28. Despite the existence of highly valuable offers for Digex, the Individual Defendants, in derogation of their fiduciary duties to Digex, rejected the pending offers for Digex and, instead, chose to pursue a sale of ICI alone to WorldCom. Pursuant to the Transaction, each share of ICI stock will be exchanged for $39 of WorldCom common stock, subject to a collar. In addition, each share of ICI preferred stock will be exchanged for WorldCom preferred shares that will have terms essentially identical to the ICI preferred shares, except that the issuer will be WorldCom. WorldCom also will acquire ICI's debt. The total value of the Transaction is approximately $6 billion ($3 billion in equity and $3 billion in debt and preferred stock).

     29. ICI, acting through and/or with the support of the Individual Defendants, has appropriated for itself the benefits of a transaction that, in reality, represents WorldCom's acquisition of control over Digex. The only reason for Worldcom to enter into the Transaction is to acquire Digex.



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          30.  According to WorldCom's Chief Executive, Bernard Ebbers
("Ebbers"), as reported in the September 6, 2000 Wall Street Journal, WorldCom plans to sell non-Digex assets of ICI in order to pay down ICI debt WorldCom is assuming under the Transaction. Ebbers stated that controlling Digex would accelerate WorldCom's capability by 12 to 18 months to participate in the lucrative managed web hosting market.

          31. Digex is particularly attractive to WorldCom because WorldCom can, by driving Digex traffic to the UUNET fiber-optic system that WorldCom owns, capture a higher share of the revenue with attractive pricing plans. If the Transaction were completed, WorldCom may have an advantage over pure hosting companies like Exodus and IBM, which must purchase their communications services from others.

          32. In announcing the Transaction, WorldCom explicitly stated that its purpose in consummating the Transaction was to acquire Digex. Thus, it entitled its press release: "WorldCom Gains Control Of Digex Through Merger With Intermedia."

          33. The Wall Street Journal reports that persons close to the transaction have stated that from Digex's perspective "[w]hen you rank the three or four opportunities that were on the table, the WorldCom offer for Intermedia was dead last by a bunch...."

          34. WorldCom, as part of the proposed ICI transaction, wanted the Digex Board to waive the minority shareholder protections set forth in Section 203 of the DGCL. That provision would preclude WorldCom from undertaking certain transactions with Digex for three years, including combining assets.

          35. The Digex Board referred WorldCom's request to waive Section 203 of the DGCL to the Special Committee composed of Jalkut and Reich. Jalkut and Reich, in recognition of their duties to the minority shareholders, voted not to waive the protections of Section 203.


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The Digex Board, controlled by five (5) directors affiliated with ICI and the
President of Digex, overruled the Special Committee and voted to waive the protections of Section 203 in connection with the Transaction. Prior to the waiver vote, Reich and Jalkut made a recommendation to the Digex Board that any sale be delayed and that Digex solicit bids from other companies. Their recommendation was rejected.

     36. On September 5, 2000, ICI and WorldCom jointly announced that the Board of ICI, WorldCom and Digex had each approved the Transaction. The Transaction represents a 70 percent premium for ICI shares based on the closing price before the announcement.

     37. In reaction to the announcement of the Transaction on September 5, 2000, the Digex stock price plummeted, losing nearly 20 percent of its value over the next day, closing at $67.875 per share -- far below the $120 per share offered by Exodus. ICI shares, however, rose 38 percent in response to the announcement.

     38. The Wall Street Journal reported that analysts downgraded Digex stock on the announcement since the Transaction would provide immediate benefit only to ICI shareholders, but not to Digex shareholders.

     39. Currently, Digex stock trades at less than $50 a share or less than one-half the price per share offered by Exodus.


                             DERIVATIVE ALLEGATIONS

     40. Plaintiff brings this action, in part, derivatively for the benefit of Digex to redress injuries suffered and to be suffered by Digex as a direct result of the breach of fiduciary duties by Defendants.



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      41.   Plaintiff has owned Digex common stock during the wrongful course of conduct by Defendants alleged herein and continues to own Digex common stock.

      42. Plaintiff will adequately and fairly represent the interests of Digex and its shareholders in enforcing and prosecuting their rights and have retained counsel competent and experienced in stockholder's derivative litigation.

                 DEMAND ON THE DIGEX BOARD IS EXCUSED AS FUTILE

      43. Plaintiff has not made demand on the Digex Board to bring suit asserting the claims set forth herein because a majority of Digex's directors suffer from conflicts of interest and divided loyalties which preclude them from exercising independent business judgment. Four of Digex's directors -- defendants Ruberg, Campbell, Baker and Knapp -- are also directors of ICI. Defendant Ruberg is Chairman of both ICI's Board and Digex's Board. Further, a fifth director, defendant Shull, is a director of Digex and the Chief Financial Officer of ICI. ICI controls the Board of Digex and has obtained the benefit of the improper conduct alleged herein.

      44. Demand on the Digex Board would be futile and useless because the Digex Board approved the WorldCom merger, permitting their loyalty to ICI to supersede their fiduciary duty of loyalty to Digex. Further, the Digex Board appointed the Special Committee to decide issues regarding the waiver of
Section 203 and when the Special Committee refused to adopt the position desired by the Digex Board, the Board overruled the decision of the Special Committee. Finally, the Digex Board, after being approached by WorldCom regarding a potential acquisition of Digex, violated their fiduciary duties to Digex and its shareholders and diverted the corporate opportunity regarding the sale of Digex to ICI. Such actions, motivated by conflict of interest and divided loyalty, were not the product of sound or independent business judgment and are not


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protected from judicial scrutiny. Under these circumstances, the Digex Board could not be expected to sue ICI.

      45. Furthermore, at least defendants Baker, Knapp, Manning, Ruberg, and Shull, who all approved the foregoing actions, had a material financial interest in WorldCom's acquisition of ICI. Thus, those actions were not approved by a disinterested majority of the Digex Board. Set forth below is a table showing (1) the amounts of Digex Class A common stock and ICI common stock these directors beneficially owned as of March 31, 2000, including stock options exercisable as of that date or within 60 days thereafter; (2) the gross consideration (i.e., before deducting costs of exercising any stock options) the directors could have received for their beneficial holdings of Digex stock in the Exodus transaction they rejected; and (3) the gross consideration the directors could receive for their beneficial holdings of ICI stock in the WorldCom transaction they approved.


Defendant          Digex stock      Gross consideration      ICI stock      Gross consideration
                  beneficially          from Exodus         beneficially        from WorldCom
                  owned as of           transaction         owned as of          transaction
                 March 31, 2000           (@ $120)         March 31, 2000          (@ $39)
---------------------------------------------------------------------------------------------------
John Baker           13,334               $1,600,080              81,820            $ 3,190,980
---------------------------------------------------------------------------------------------------
George Knapp         13,334               $1,600,080              57,100            $ 2,226,900
---------------------------------------------------------------------------------------------------
Robert Manning            0                        0             255,731            $ 9,973,509
---------------------------------------------------------------------------------------------------
David Ruberg              0                        0           1,057,839            $41,255,721
---------------------------------------------------------------------------------------------------
Mark Shull                0                        0              16,667            $   650,013
---------------------------------------------------------------------------------------------------


      46. As shown by the foregoing table, at least defendants Baker, Knapp, Manning, Ruberg and Shull could obtain a substantially greater personal financial benefit from WorldCom's acquisition of ICI than from Exodus's acquisition of Digex. Indeed, defendants


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Manning, Ruberg, and Shull could not obtain any personal financial benefit at all from the Exodus transaction, but can obtain a significant one from the WorldCom deal. For instance, had Exodus acquired Digex, defendant Ruberg would have received nothing for his holdings of Digex stock, for he had none. On the other hand, in WorldCom's acquisition of ICI, Ruberg can receive over $40 million in consideration for his beneficial holdings of ICI stock. Under these circumstances, the Digex Board could not be expected to bring the claims asserted herein, and the actions of the Board challenged herein are not protected from judicial scrutiny.

                                    COUNT I

                    (BREACH OF FIDUCIARY DUTY UNDER REVLON)
                        (AGAINST INDIVIDUAL DEFENDANTS)

     47. Plaintiff realleges the preceding paragraphs as set forth above and incorporates them herein by reference.

     48. The Individual Defendants, as officers and directors of Digex, are fiduciaries of the Company's Class A shareholders. As such they owe the Class A shareholders the highest duties of good faith, fair dealing, due care, and loyalty.

     49. As a result of the decision by ICI to hire Bear, Stearns and Co. to explore the possible sale of Digex and the subsequent receipt of offers for Digex, the Individual Defendant's have fiduciary duties to Digex's shareholders under the principles established in Revlon, Inc. v. MacAndrews & Forbes Holdings, Inc., Del. Supr., 506 A.2d 173, 182 (1986) and its progeny. Revlon duties also are implicated because the Transaction would effect a transfer of control over Digex to WorldCom.

     50. The Individual Defendants have breached their Revlon duties by acting to further a transaction in which there was no effort to maximize Digex's value at a sale for the



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Stockholder's benefit. In fact, far from maximizing the value of Digex for the benefit of its shareholders, the Transaction provides no benefit to Digex's minority shareholders.

     51. In contemplating, planning and/or effecting the foregoing conduct and in pursuing and structuring the transaction, Individual Defendants are not acting in good faith toward Plaintiff and the Class and are breaching their fiduciary duties to Plaintiff and the Class.

     52. Because the Individual Defendants dominate and control the business and corporate affairs of Digex and because they are in possession of private information concerning Digex's business and future prospects, there exists an imbalance and disparity of knowledge and economic power between the Individual Defendants and the public shareholders of Digex.

     53. As a result of the actions of the Individual Defendants, Plaintiff and the Class have been and will be damaged.

     54. Unless enjoined by this Court, the Individual Defendants will continue to breach their fiduciary duties owed to Plaintiff and the Class, all to the irreparable harm of the Class.

     55.  Plaintiff has no adequate remedy at law.

                                    COUNT II

          (AIDING AND ABETTING BREACH OF FIDUCIARY DUTY UNDER REVLON)
                                 (AGAINST ICI)

     56. Plaintiff realleges the previous paragraphs as set forth above and incorporates them herein by reference.

     57. Defendant ICI was aware of the Individual Defendants' fiduciary duties under Revlon to Digex and its minority shareholders.

     58. ICI is a party to the Transaction, which constitutes a clear breach of the Individual Defendants' fiduciary duty under Revlon.


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     59.  ICI aided and abetted the Individual Defendants' breach of their fiduciary duty under Revlon.

     60. ICI had knowledge of this breach, knowingly participated in the breach, and offered substantial assistance to the breaching parties.

     61.  Plaintiff has no adequate remedy at law.

                                   COUNT III

         (BREACH OF FIDUCIARY DUTY UNDER REVLON - RESPONDEAT SUPERIOR)
                                 (AGAINST ICI)

     62. Plaintiff realleges the previous paragraphs as set forth above and incorporates them herein by reference.

     63. The Individual Defendants were agents of Defendant ICI in connection with their actions as members of the Digex Board. The Individual Defendants took actions as members of the Digex Board at the behest of ICI and such actions were within the scope of their agency.

     64. The Individual Defendants' breach of their fiduciary duty under Revlon was undertaken as agents of ICI and at the behest of ICI.

     65. ICI is responsible for the actions of its agents, the Individual Defendants, in breaching the fiduciary duty under Revlon.

     66.  Plaintiff has no adequate remedy at law.

                                    COUNT IV

                     (USURPATION OF CORPORATE OPPORTUNITY)
                            (AGAINST ALL DEFENDANTS)
                       (DERIVATIVELY ON BEHALF OF DIGEX)

     67. Plaintiff realleges the previous paragraphs as set forth above and incorporates them herein by reference.


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     68.  WorldCom approached the Individual Defendants with an offer for Digex.

     69. The Individual Defendants turned down that offer and suggested a purchase of ICI.

     70. ICI and the Individual Defendants usurped a corporate opportunity belonging to Digex, which came to the Individual Defendants' attention solely because of their position as directors of Digex.

     71. The Transaction that the Defendants agreed to offers no benefit for Digex or its shareholders.

     72. ICI, acting through and/or with the support of the Individual Defendants, has appropriated for itself the benefits of a transaction that, in reality, represents WorldCom's acquisition of control over Digex.

     73. In usurping that Digex's corporate opportunity, ICI and the Individual Defendants have breached and are breaching their fiduciary duties to Digex.

     74.  Plaintiff has no adequate remedy at law.


                                    COUNT V

       (BREACH OF FIDUCIARY DUTY -- USURPATION  OF CORPORATE OPPORTUNITY)
                            (AGAINST ALL DEFENDANTS)

     75. Plaintiff realleges the previous paragraphs as set forth above and incorporates them herein by reference.

     76. The Individual Defendants, as officers and directors of Digex, are fiduciaries of the Company's Class A shareholders. As such they owe the Class A shareholders the highest duties of good faith, fair dealing, due care, and loyalty.

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     77.  ICI, as the majority shareholder of Digex, owes fiduciary duties to
Digex's minority shareholders. As such, ICI owes the Class A shareholders the highest duties of good faith, fair dealing, due care, and loyalty.

     78.  WorldCom approached the Individual Defendants with an offer for Digex.

     79. The Individual Defendants turned down that offer and suggested a purchase of ICI.

     80.  The Transaction offers no benefit for Digex's shareholders.

     81. ICI acting through and/or with the support of the Individual Defendants, has appropriated for itself the benefits of a transaction that, in reality, represents WorldCom's acquisition of control over Digex. The only reason for WorldCom to enter into the Transaction is to acquire Digex.

     82. Defendants have clear and material conflicts of interest and are acting to further their own interests at the expense of Digex's public shareholders.

     83. ICI, with the acquiescence of the Individual Defendants, is engaging in self-dealing and not acting in good faith toward Plaintiff and the other members of the Class.

     84. By reason of the foregoing usurpation of a corporate opportunity, ICI and the Individual Defendants have breached and are breaching their fiduciary duties to the irreparable harm of Plaintiff and the members of the Class.

     85.  Plaintiff has no adequate remedy at law.

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                                    COUNT VI

              (BREACH OF FIDUCIARY DUTY -- WAIVER OF SECTION 203)
                        (AGAINST INDIVIDUAL DEFENDANTS)


     86. Plaintiff realleges the preceding paragraphs as set forth above and incorporates them herein by reference.

     87. The Individual Defendants, as officers and directors of Digex, are fiduciaries of the Company's Class A shareholders. As such they owe the Class A shareholders the highest duties of good faith, fair dealing, due care, and loyalty.

     88. The Individual Defendants have the obligation to ensure that any transactions involving Digex are entirely fair to Digex and its minority shareholders. The Individual Defendants' vote to waive the protections that
Section 203 of the DGCL affords to minority investors, in derogation of the decision of the Special Committee not to waive Section 203, were undertaken at the behest and for the benefit of ICI, and at the expense of the minority shareholders of Digex. The conduct is unfair to the minority shareholders of Digex.

     89. In contemplating, planning and/or effecting the foregoing conduct and in pursuing and structuring the Transaction, Individual Defendants are not acting in good faith toward Plaintiff and the Class and are breaching their fiduciary duties to Plaintiff and the Class.

     90. Because the Individual Defendants dominate and control the business and corporate affairs of Digex and because they are in possession of private information concerning Digex's business and future prospects, there exists an imbalance and disparity of knowledge and economic power between the Individual Defendants and the public shareholders of Digex.

     91. As a result of the actions of the Individual Defendants, Plaintiff and the Class have been and will be damaged.



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          92. Unless enjoined by this Court, the Individual Defendants will continue to breach their fiduciary duties owed to Plaintiff and the Class, all to the irreparable harm of the Class.

          93. Plaintiff has no adequate remedy at law.

                                   COUNT VII

     (AIDING AND ABETTING BREACH OF FIDUCIARY DUTY - WAIVER OF SECTION 203)
                                 (AGAINST ICI)

          94. Plaintiff realleges the previous paragraphs as set forth above and incorporates them herein by reference.

          95. Defendant ICI was aware of the Individual Defendants' fiduciary duties to Digex and its minority shareholders.

          96. ICI is a party to the Transaction, which as a prerequisite to WorldCom's agreeing to enter into the Transaction, required the Individual Defendants to violate their fiduciary duties to Digex and its minority shareholders by waiving the protections of Section 203.

          97. ICI aided and abetted the Individual Defendants' breach of their fiduciary duty regarding the waiver of the protections of Section 203.

          98. ICI had knowledge of this breach, knowingly participated in the breach, and offered substantial assistance to the breaching parties.

          99. Plaintiff has no adequate remedy at law.

                                   COUNT VIII

    (BREACH OF FIDUCIARY DUTY - WAIVER OF SECTION 203 - RESPONDEAT SUPERIOR)
                                 (AGAINST ICI)

         100. Plaintiff realleges the previous paragraphs as set forth above and incorporates them herein by reference.


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          101. The Individual Defendants were agents of defendant ICI in connection with their actions as members of the Digex Board. The Individual Defendants took actions as members of the Digex Board at the behest of ICI and such actions were within the scope of their agency.

          102. The Individual Defendants' breach of their fiduciary duty by voting to waive the protections afforded minority investors under Section 203 of the DGCL, which waiver was rejected by the Special Committee, was undertaken as agents of ICI and at the behest of ICI.

          103. ICI is responsible for the actions of its agents, the Individual Defendants, in breaching their fiduciary duty regarding the waiver of Section 203.

          104. Plaintiff has no adequate remedy at law.

          WHEREFORE, Plaintiff Kansas Public Employees Retirement System prays that the Court:

          (a) Declare that this action may be maintained as a class action;

          (b) Declare that the Transaction is unfair, unjust, and inequitable to Plaintiff and the other members of the Class;

          (c) Declare that the waiver by the Digex Board of the application of
Section 203 of the DGCL to WorldCom is unfair, unjust, and inequitable to Plaintiff and the other members of the Class, and a breach of the Individual Defendants' fiduciary duty;

          (d) Enjoin preliminarily and permanently the waiver by the Digex Board of the application of Section 203 of the DGCL to WorldCom;

          (e) Enjoin preliminarily and permanently the Defendants from taking any steps to accomplish or implement the Transaction;

     (f) Require Defendants to compensate Plaintiff and the members of the Class for all losses and damages suffered and to be suffered by them as a result of the acts and Transaction complained of herein, together with prejudgment and postjudgment interest;

     (g) Award Plaintiff the costs and disbursements of this action, including reasonable attorneys' fees; and

     (h)  Grant such other and further relief as may be just and proper.



DATED: October 4, 2000    /s/ Megan D. McIntyre
                          ----------------------------------
                          Stuart M. Grant
                          Megan D. McIntyre
                          GRANT & EISENHOFER, P.A.
                          1220 N. Market Street, Suite 500
                          Wilmington, DE  19801
                          (302) 622-7000
                          (302) 622-7100 (facsimile)

                          Daniel C. Girard
                          Anthony K. Lee
                          GIRARD & GREEN, LLP
                          160 Sansome Street, Suite 300
                          San Francisco, CA  94104
                          (415) 981-4800
                          (415) 981-4846 (facsimile)

                          Attorneys for Plaintiff Kansas Public Employees Retirement System

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY


KANSAS PUBLIC EMPLOYEES                      )
RETIREMENT SYSTEM, on behalf                 )
of itself and all others similarly situated, )
and derivatively on behalf of Digex, Inc.,   )
                                             )
                      Plaintiffs,            )    C.A. NO. 18390
                                             )
     v.                                      )
                                             )
INTERMEDIA COMMUNICATIONS,                   )
INC., JOHN C. BAKER, PHILLIP A.              )
CAMPBELL, GEORGE F. KNAPP,                   )
ROBERT M. MANNING, DAVID C.                  )
RUDBERG, AND MARK K. SHULL                   )
                                             )
                      Defendants,            )
                                             )
     and                                     )
                                             )
DIGEX, INC.                                  )
                                             )
                      Nominal Defendant.     )

                             MOTION FOR APPOINTMENT
                           OF SPECIAL PROCESS SERVERS

     Plaintiff moves this Court for an Order in the form attached hereto appointing:

     1. MARSHAL MANLOVE, CAREY SHEA, SHAWN DUGAN, ROBERT RHINE, IRIZ COLON, MICHAEL WARREN, FRANK JOYCE, JOHN LAFAZIA, VITO DIMAIO, DAVID ARENA, BRIAN JOHNSON and/or SEAN KENNEDY, of Parcels, Inc., a messenger service, as special process servers to serve process upon:

          a. Defendants John C. Baker, Phillip A. Campbell, George F. Knapp, David C. Rudberg, Robert M. Manning and Mark K. Shull pursuant to 10 Del. C.
Section 3114, by serving United States Corporation Company, the registered agent for Digex, Incorporated at 1013 Centre Road, Wilmington, Delaware 19805;

          b. Defendant Intermedia Communications, Inc., by serving The Corporation Service Company, the registered agent for Intermedia
Communications, Inc., at 1013 Centre Road, Wilmington, DE 19805; and

          c. Nominal Defendant Digex, Incorporated, by serving United States Corporation Company, the registered agent for Digex, Incorporated, at 1013 Centre Road, Wilmington, DE 19805.

     2. The ground for this Motion is that the appointment of special process servers will permit expeditious service of process upon defendants.

DATED: October 4, 2000                    /s/ Megan D. McIntyre
                                          -----------------------------------
                                          Stuart M. Grant
                                          Megan D. McIntyre
                                          GRANT & EISENHOFER, P.A.
                                          1220 N. Market Street, Suite 500
                                          Wilmington, DE 19801
                                          (302) 622-7000
                                          (302) 622-7100 (facsimile)

                                          Daniel C. Girard
                                          Anthony K. Lee
                                          GIRARD & GREEN, LLP
                                          160 Sansome Street, Suite 300
                                          San Francisco, CA 94104
                                          (415) 981-4800
                                          (415) 981-4846 (facsimile)

                                          Attorneys for Plaintiff Kansas Public
                                          Employees

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY


KANSAS PUBLIC EMPLOYEES                           )
RETIREMENT SYSTEM, on behalf                      )
of itself and all other similarly situated,       )
and derivatively on behalf of Digex, Inc.,        )
                                                  )
             Plaintiffs,                          )         C.A. No.____________
                                                  )
          v.                                      )
                                                  )
INTERMEDIA COMMUNICATIONS,                        )
INC., JOHN C. BAKER, PHILLIP A.                   )
CAMPBELL, GEORGE F. KNAPP,                        )
ROBERT M. MANNING, DAVID C.                       )
RUDBERG, and MARK K. SHULL                        )
                                                  )
             Defendants,                          )
                                                  )
          and                                     )
                                                  )
DIGEX, INC.                                       )
                                                  )
           Nominal Defendant.                     )

                                     ORDER

     Plaintiff having moved for an Order appointing special process servers, and the Court having considered Plaintiff's Motion, it is hereby ordered this __ day of October, 2000 as follows:

     1. Summons are to be issued forthwith in the above-captioned action to serve defendants listed below.

     2. MARSHAL MANLOVE, CAREY SHEA, SHAWN DUGAN, ROBERT RHINE, IRIS COLON, MICHAEL WARREN, FRANK JOYCE, JOHN LAFAZIA, VITO DIMAIO, DAVID ARENA, BRIAN JOHNSON and/or SEAN KENNEDY, of

Parcels, Inc., a messenger service, are appointed special process servers to serve process upon:

          a. Defendants John C. Baker, Phillip A. Campbell, George F. Knapp, David C. Rudberg, Robert M. Manning and Mark K. Shull and pursuant to 10 Del.
C. Section 3114, by serving United States Corporation Company, the registered agent for Digex, Incorporated, at 1013 Centre Road, Wilmington, Delaware 19805;

          b. Defendant Intermedia Communications, Inc., by serving The Corporation Service Company, the registered agent for Intermedia
Communications, Inc., at 1013 Centre Road, Wilmington, DE 19805; and

          c. Nominal Defendant Digex, Incorporated, by serving United States Corporation Company, the registered agent for Digex, Incorporated, at 1013 Centre Road, Wilmington, DE 19805.

     3. A copy of this Order shall be served together with a copy of the Summons and the Complaint.



                                             ----------------------------------
                                                             Master